As filed with the Securities and Exchange Commission on May 20, 1999

                  Registration Statement No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                          Delaware                        38-3430473
               (State or other jurisdiction of         (I.R.S. Employer
                incorporation or organization)        Identification No.)

                                5725 Delphi Drive
                              Troy, Michigan 48098
                   (Address of Principal Executive Offices)

          Delphi Savings-Stock Purchase Program for Salaried Employees
                              in the United States
 Delphi Personal Savings Plan for Hourly Rate Employees in the United States
                            (Full title of the plans)

          Alan S. Dawes, Chief Financial Officer and Vice President
                      Delphi Automotive Systems Corporation
                     5725 Delphi Drive, Troy, Michigan 48098
                     (Name and address of agent for service)

                                 (248) 813-2000
                     (Telephone number, including area code)

                 Please send copies of all communications to:
                        F. Douglas Raymond, III, Esquire
                           Drinker Biddle & Reath LLP
                         1000 Westlakes Drive, Suite 300
                         Berwyn, Pennsylvania 19312-2409

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
     Title of         Amount to be     Proposed     Proposed      Amount of
  Securities to    registered (1)(2)    Maximum      Maximum     Registration
  be registered                        Aggregate    Aggregate        fee
                                       Offering     Offering
                                         price      price(2)
                                       Per share
                                          (2)
-------------------------------------------------------------------------------
Common Stock           7,500,000        $20.41   $153,046,875.00  $42,547.03
($0.01 par value)      shares(3)
-------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The price is based on the average of the highest and lowest prices for the Common Stock as reported on the New York Stock Exchange on May 17, 1999.

(3) Amount includes 6,000,000 shares issuable under the registrant's Savings-Stock Purchase Program for Salaried Employees in the United States and 1,500,000 shares issuable under the registrant's Personal Savings Plan for Hourly Rate Employees in the United States.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The documents listed below which have been filed by Delphi Automotive Systems Corporation ("Delphi" or the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

            (a) Delphi's Annual Report on Form 10-K for the year ended December 31, 1998;

            (b) Delphi's Current Report on Form 8-K dated April 12, 1999, April 15, 1999 and April 28, 1999;

            (c) Delphi's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

            (d)   The description of Delphi's Common Stock contained in Delphi's
                  registration   statement   on  Form  S-1,   Registration   No.
                  333-67333; and

            (e) Delphi's registration statement on Form 8-A, filed with the Commission on January 27, 1999.

            All reports and other documents subsequently filed by Delphi pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            Delphi's Amended and Restated Certificate of Incorporation provides, as authorized by the Delaware General Corporation Law, that a director shall not be personally liable to Delphi or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Delphi or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

            Delphi is  incorporated  under  the laws of the  State of  Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

            Delphi's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. All of Delphi's officers and directors will be covered by insurance policies maintained by Delphi against certain liabilities for actions taken in their capacities as such, including liabilities under the 1933 Act.

Item 7.     Exemptions from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

Exhibit Number                                                          Page No.

4.1   Amended and Restated Certificate of Incorporation of the
      Corporation. Incorporated by reference from Exhibit 3.1 to the Corporation's Registration Statement on Form S-1,
      Registration No. 333-67333.                                         n/a

4.2   By-laws of the Corporation.  Incorporated by reference from
      Exhibit 3.2 to the Corporation's Registration Statement on
      Form S-1, Registration  No. 333-67333.                              n/a

5     Opinion  and  consent  of Drinker  Biddle & Reath  LLP,  in respect to the legality of the securities to be registered
      hereunder.                                                           10

23.1  Consent of Independent Auditors - Deloitte & Touche LLP.             11

23.2  Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5
      above).                                                             n/a

24    Power of Attorney (See Signature Page)                              n/a

     The  Corporation  has  submitted  or will  submit the  Delphi  Saving-Stock
Purchase Program for Salaried Employees in the United States and the Delphi Personal Savings Plan for Hourly Employees in the United States (collectively, the "Plans") and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plans.

Item 9    Undertakings

      1.  Undertakings Required by Regulation S-K Item 512(a)

          The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

                (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more
                      than  20  percent  change  in  the  maximum   aggregate
                      offering price set forth in the "Calculation of Registration Fee" table in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2.    Undertakings Required by Regulation S-K Item 512(b).

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3.    Undertakings Required by Regulation S-K Item 512(h).

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
 .

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, as of May 3, 1999.


                                          DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                          -------------------------------------
                                                      (Registrant)


                                          By:  /s/  J.T. Battenberg III
                                          -------------------------------------
                                          J.T. Battenberg III, Chairman of
                                          the Board of Directors, Chief
                                          Executive Officer and President


                                POWER OR ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of May 3, 1999 by the following persons in the capacities indicated.


          Signature                                    Title
          ---------                                    -----


/s/ J.T. Battenberg III                Chairman of the Board, Chief Executive
------------------------------                  Officer and President
(J.T. Battenberg III)                       (Principal Executive Officer)

/s/ Alan S. Dawes                            Chief Financial Officer
------------------------------                  and Vice President
(Alan S. Dawes)                           (Principal Financial Officer)

/s/ Paul R. Free                       Chief Accounting Officer and Controller
------------------------------             (Principal Accounting Officer)
(Paul R. Free)

                             Signatures (concluded)

/s/ Thomas H. Wyman                             Director
---------------------------------               (Lead Independent Director)
(Thomas H. Wyman)

/s/ Virgis W. Colbert                           Director
---------------------------------
(Virgis W. Colbert)

/s/ Shoichiro Irimajiri                         Director
---------------------------------
(Shoichiro Irimajiri)

/s/ J. Michael Losh                             Director
---------------------------------
(J. Michael Losh)

/s/ Susan A. McLaughlin                         Director
---------------------------------
(Susan A. McLaughlin)

/s/ Oscar De Paula Bernardes Neto               Director
---------------------------------
(Oscar De Paula Bernardes Neto)

/s/ John D. Opie                                Director
--------------------------------
(John D. Opie)

/s/ Harry J. Pearce                             Director
---------------------------------
(Harry J. Pearce)

/s/ Roger S. Penske                             Director
---------------------------------
(Roger S. Penske)

/s/ John F. Smith Jr.                           Director
---------------------------------
(John F. Smith Jr.)

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the administrator of each Plan has duly caused the Registration Statement to be signed on behalf of each such Plan by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan as of May 3, 1999.

                                    DELPHI SAVINGS-STOCK PURCHASE PROGRAM FOR
                                    SALARIED EMPLOYEES IN THE UNITED STATES


                                          By:/s/ Diane L. Kaye
                                             ------------------------------
                                          Name:  Diane L. Kaye
                                          Title  Secretary



                                    DELPHI PERSONAL SAVINGS PLAN FOR HOURLY
                                    RATE EMPLOYEES IN THE UNITED STATES


                                          By:/s/ Diane L. Kaye
                                             ------------------------------
                                          Name:  Diane L. Kaye
                                          Title  Secretary